UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2012

SPY Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California	92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (760) 804-8420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2012, SPY Inc. ("SPY") and SPY's wholly-owned subsidiary, Spy Optic Inc. ("Spy Optic"), entered into the following transactions, each of which are more fully described below:

  amendments to existing debt instruments issued by Spy Optic to Costa Brava Partnership III, L.P. ("Costa Brava") and the entry into a registration rights agreement with Costa Brava; and

  a debt financing (the "Harlingwood Financing") in the amount of $1 million with Harlingwood (Alpha), LLC ("Harlingwood").

Each of the documents referenced in Item 1.01 of this report on Form 8-K are attached as exhibits to this report on Form 8-K, and are incorporated herein by reference. The summary of the terms of such agreements are qualified by reference to the agreements attached as exhibits.

Amendments to Costa Brava Debt Instruments

On September 6, 2012, Spy Optic entered into (a) an amendment to the Third Amended and Restated $10 million Promissory Note dated August 2, 2012 and originally issued to Costa Brava on June 21, 2011 (the "Costa Brava Line of Credit Note") and (b) an amendment to the Second Amended and Restated $7 million Promissory Note dated August 2, 2012 and originally issued to Costa Brava on December 20, 2010 (the "Costa Brava Term Note").

The Costa Brava Line of Credit Note, as amended, provides that Spy Optic is obligated to repay up to $4 million of its indebtedness under the Costa Brava Line of Credit Note, at the election of Costa Brava, in the event that SPY or its subsidiaries complete certain debt or equity financings (including the Harlingwood Financing) in an aggregate amount of $4 million or more between September 6, 2012 and December 31, 2012. Any amount so repaid will reduce dollar-for-dollar Costa Brava's commitment to make advances under the Costa Brava Line of Credit Note.

The amendments to the Costa Brava Term Note and the Costa Brava Line of Credit Note that the paid in kind interest that accrues monthly under such promissory notes may not be paid in cash until the promissory notes mature on April 1, 2014. Spy Optic has previously elected to pay all interest in kind under both promissory notes since January 1, 2012.

SPY and Costa Brava also entered into a registration rights agreement dated September 6, 2012 pursuant to which SPY is required to provide notice to Costa Brava of certain proposed public offerings of SPY's common stock and, if Costa Brava so requests, register the shares of common stock into which the Costa Brava Term Note may be converted, subject to certain conditions and limitations described in the registration rights agreement.

Costa Brava beneficially owns approximately 48.5%, or 49.8% on an as converted basis, of SPY's common stock as of September 6, 2012. Mr. Seth Hamot, Chairman of our Board of Directors of SPY, is the President and sole member of the sole general partner of Costa Brava.

Harlingwood Debt Financing

SPY and Spy Optic entered into a convertible note purchase agreement on September 6, 2012 with Harlingwood pursuant to which Spy Optic issued a promissory note to Harlingwood in the principal amount of $1 million (the "Harlingwood Note") and SPY and Harlingwood entered into a registration rights agreement, described below. The convertible note purchase agreement included representations and warranties by each of the SPY, Spy Optic and Harlingwood that are customary for an agreement for the sale of such securities.

The Harlingwood Note accrues interest at the rate of 12% per annum, which is payable in kind as an addition to the outstanding principal amount due under the Harlingwood Note on the last day of each calendar month in arrears. The Harlingwood Note matures on April 1, 2014. The principal amount due under the Harlingwood Note (including any capitalized interest) is convertible into common stock of SPY at $1.40 per share of common stock, subject to adjustment for stock splits or stock dividends. Spy Optic agreed to pay an initial facility fee to Harlingwood of $10,000 by September 17, 2012 and future facility fees on each anniversary of the Harlingwood Note until the Harlingwood Note matures equal to the lesser of $10,000 or 1% of the average daily outstanding principal amount due under the Harlingwood Note (without giving effect to any capitalized interest).

In the event of default, the Harlingwood Note will accrue interest at 14% during the pendency of such event of default and Harlingwood may declare the outstanding amounts then due under the Harlingwood Note immediately due and payable. In addition, Harlingwood may declare the outstanding amounts then due under the Harlingwood Note immediately due and payable in the event that Costa Brava declares the amounts due under either the Costa Brava Term Note or Costa Brava Line of Credit Note immediately due and payable. For purposes of the Harlingwood Note, an event of default includes certain events that are customary for financings of this type, including the failure to pay any amounts due under the promissory note when due, the failure to observe covenants and obligations under the promissory note, the assignment for benefit of creditors or the institution of bankruptcy proceedings.

SPY and Harlingwood also entered into a registration rights agreement dated September 6, 2012 pursuant to which SPY is required to provide notice to Harlingwood of certain proposed public offerings of SPY's common stock and, if Harlingwood so requests, register the shares of common stock into which the Harlingwood Note may be converted, subject to certain conditions and limitations described in the registration rights agreement.

The Harlingwood Note is subordinated to the amounts borrowed by SPY under its loan and security agreement with BFI Business Finance ("BFI") pursuant to the terms of a debt subordination agreement between Harlingwood and BFI.

Harlingwood beneficially owns approximately 5.5%, or 9.6% on an as converted basis (including the 714,285 shares of common stock into which the Harlingwood Note is initially convertible), of SPY's common stock as of September 6, 2012. Mr. Fir Geenen, a member of SPY's board of directors, is the manager of the limited liability company that is the manager of Harlingwood.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Third Amended and Restated Promissory Note between Spy Optic Inc. and Costa Brava Partnership III, L.P.
10.2	First Amendment to Second Amended and Restated Promissory Note between Spy Optic Inc. and Costa Brava Partnership III, L.P.
10.3	Registration Rights Agreement between SPY Inc. and Costa Brava Partnership III, L.P. dated September 6, 2012
10.4	Convertible Promissory Note Purchase Agreement among SPY Inc., Spy Optic Inc. and Harlingwood (Alpha), LLC
10.5	Promissory Note issued by Spy Optic Inc. to Harlingwood (Alpha), LLC on September 6, 2012
10.6	Registration Rights Agreement between SPY Inc. and Harlingwood (Alpha), LLC dated September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012	SPY Inc. By: /s/ Michael D. Angel Michael D. Angel Chief Financial Officer and Treasurer